Exhibit 99.1

PRESS RELEASE                                       Source: Xethanol Corporation

XETHANOL CORPORATION TEAMS UP WITH USDA FOREST PRODUCTS LABORATORIES TO COMMERCIALIZE PATENTED TECHNOLOGY
Friday August 26, 8:00 am ET

ACQUISITION INCLUDES LICENSE FOR PRODUCING ETHANOL AND XYLITOL FROM XYLOSE

NEW YORK & MADISON, Wis. & PLANT CITY, Fla.--(BUSINESS WIRE)--Aug. 26, 2005--Xethanol Corporation (OTCBB:XTHN - News), a biotechnology-driven ethanol production company, USDA Forest Products Laboratory, Wisconsin Alumni Research Foundation (WARF) and UTEK Corporation (AMEX:UTK; LSE-AIM:UTKA), announced today that Xethanol Corporation has acquired Xylose Technologies, Inc. (XTI), a wholly owned subsidiary of UTEK Corporation, in a stock transaction.

XTI holds a license for a patented process to convert xylose into ethanol and xylitol. This technology was developed by researchers at the USDA Forest Products Laboratory and the University of Wisconsin.

Mr. Christopher d'Arnaud Taylor, Chairman and CEO of Xethanol Corporation, stated, "This is far more than a purchase of a milestone technology for lowering the cost of making ethanol from biomass. Rather, it is the pooling of Xethanol management with a world class scientific team headed by Dr Jeffries that will continue to develop ways to make xylitol and ethanol more efficiently from biomass. This alliance with Dr Jeffries and his team at the USDA Forest Products Lab will enable Xethanol to accelerate development and deployment of its biomass technologies."

John Hardiman, Licensing Manager of Wisconsin Alumni Research Foundation added:
"This collaboration will allow for the development of technology from the USDA and University of Wisconsin - Madison for the production of ethanol and xylitol from renewable resources. The utilization of biomass and other sustainable feedstocks to meet the increasing worldwide energy demand is the goal of the collaboration between Xethanol and the USDA and UW-Madison researchers."

"This method potentially reduces the amount of labor involved in isolating and screening yeast strains as effective ethanol fermentation agents," said inventor Dr. Tom Jeffries, of the USDA Forest Products Laboratory. Dr. Jeffries added, "We believe that demand for ethanol as a fuel additive may increase with the discontinuation of methyl tertiary butyl ether (MBTE) as a fuel additive combined with the rise in oil prices. To help meet this potential demand, sugars from waste biomass and corn fiber, which have high xylose content, will need to be fermented. The focus of this technology is to develop efficient processes for the conversion of xylose into fuel ethanol and the commodity sweetener xylitol. We are looking forward to working with Xethanol Corporation to help increase yields of ethanol and xylitol from biomass."

"UTEK is pleased to consummate this technology transfer with Xethanol Corporation and we look forward to identifying additional technology acquisition opportunities for their consideration," said Joel Edelson, UTEK's VP of Technology Alliances.

About Xethanol Corporation

Xethanol Corporation seeks to become a leader in the emerging biomass-to-ethanol industry. Its mission is to convert biomass that is currently being abandoned or land filled into ethanol and other valuable co-products, such as xylitol. Xethanol's strategy is to deploy proprietary bio-technologies that will extract and ferment the sugars trapped in these biomass waste concentrations. Xethanol's goal is to produce ethanol and valuable co-products more cost effectively than corn-based processors with Xethanol plants located closer to biomass sources. In Iowa, Xethanol owns and operates two ethanol production facilities, where it is deploying these technologies. For more information about Xethanol, please visit its website at http://www.xethanol.com.

About USDA Forest Products Laboratory

Established in 1910 by the U.S. Department of Agriculture Forest Service, the Forest Products Laboratory (FPL) in Madison, Wisconsin serves the public as the nation's leading wood research institute. FPL is recognized both nationally and internationally as an unbiased technical authority on wood science and use. Their research is concentrated in one location to promote an interdisciplinary approach to problem solving. FPL cooperates with many universities, industries, and federal and state agencies. Today, more than 250 scientists and support staff conduct research on expanded and diverse aspects of wood use. Research concentrates on pulp and paper products, housing and structural uses of wood, wood preservation, wood and fungi identification, and finishing and restoration of wood products. In addition to traditional lines of research, FPL is responding to environmental pressures on the forest resource by using cutting-edge techniques to study recycling, develop environmentally friendly technology, and understand ecosystem-based forest management. For more information about FPL, please visit its website at http://www.fpl.fs.fed.us.

About WARF

Wisconsin Alumni Research Foundation exists to support world class research at the University of Wisconsin-Madison. The mission is accomplished by protecting the intellectual property of University faculty, staff and students, and by licensing inventions resulting from their work. Through the licensing efforts university ideas benefit the public by bringing resources back to the University to continue the cycle of investment, research and invention. WARF was the first university technology transfer office in the United States established in 1925.

About UTEK(R) Corporation

UTEK(R) is a leading, market-driven technology transfer company that enables companies to rapidly acquire innovative technologies from universities and research laboratories. UTEK facilitates the identification and acquisition of external technologies for clients in exchange for their equity securities, while allowing research institutions to receive 100% of the royalties. This unique process is called U2B(R). UTEK transfers proprietary technologies with potential commercial applications to companies seeking product differentiation resulting in a strategic marketplace advantage. UTEK has operations in the United States, United Kingdom and Israel. For more information about UTEK, please visit its website at http://www.utekcorp.com.

Forward-Looking Statements

Certain matters discussed in this press release are "forward-looking statements." These forward-looking statements can generally be identified as such because the context of the statement will include words, such as "expects," "should," "believes," "anticipates" or words of similar import. Similarly, statements that describe UTEK's or Xethanol's future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties, including the financial performance of UTEK or Xethanol, as appropriate, and the valuation of UTEK's investment portfolio, which could cause actual results to differ materially from those currently anticipated. Although UTEK and Xethanol believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, they cannot give any assurance that their expectations will be attained. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating any forward-looking statements. Certain factors could cause results and conditions to differ materially from those projected in these forward-looking statements, and some of these factors are discussed below. These factors are not exhaustive. New factors, risks and uncertainties may emerge from time to time that may affect the forward-looking statements made herein. These forward-looking statements are only made as of the date of this press release and both UTEK and Xethanol do not undertake any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances. UTEK's operating results could fluctuate significantly due to a number of factors. These factors include the small number of transactions that are completed each quarter, the value of individual transactions, the timing of the recognition and the magnitude of unrealized gains and losses, UTEK's dependence on the performance of companies in its portfolio, the possibility that advances in technology could render the technologies it has transferred obsolete, the loss of technology licenses by companies in its portfolio, the degree to which it encounters competition in its markets, the volatility of the stock market and the volatility of the valuations of the companies it has invested in as it relates to its realized and unrealized gains and losses, the concentration of investments in a small number of companies, as well as other general economic conditions. As a result of these and other factors, current results may not be indicative of UTEK's future performance. For more information on UTEK and for a more complete discussion of the risks pertaining to an investment in UTEK, please refer to UTEK's filing with the Securities and Exchange Commission.


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Contact:
     Martin E. Janis & Company, Inc.
     Beverly Jedynak, 312-943-1100 ext. 12
     bjedynak@janispr.com


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Source: Xethanol Corporation